UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2016

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Moody’s Corporation announced that Michel Madelain, President and Chief Operating Officer of Moody’s Investors Service, Inc. (“MIS”), the credit ratings agency unit of Moody’s Corporation, intends to retire as President and Chief Operating Officer of MIS on June 1, 2016. Following his retirement, Mr. Madelain will serve in a part-time capacity as Vice Chairman of MIS, focusing on international policy and regulatory issues and serving on the MIS Board of Directors and MIS boards in the European Union.

Item 7.01	Regulation FD Disclosure.

In connection with Mr. Madelain’s decision to retire, Moody’s appointed Robert Fauber to serve as President of MIS, effective following Mr. Madelain’s retirement. The press release announcing Robert Fauber’s appointment as President of MIS and Michel Madelain’s retirement as President and Chief Operating Officer of MIS is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01, “Financial Statements and Exhibits”

(d) Exhibits

The following exhibit is furnished as part of this Report.

99.1	Press release of Moody’s Corporation dated April 4, 2016, announcing Robert Fauber’s appointment and Michel Madelain’s retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

Date: April 4, 2016

INDEX TO EXHIBITS

Exhibit No.

99.1	Press release of Moody’s Corporation dated April 4, 2016, announcing Robert Fauber’s appointment and Michel Madelain’s retirement.